UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                            FORM 8-K

                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)
                       September 27, 1999


                    U.S. PHYSICAL THERAPY, INC.
     (Exact name of registrant as specified in its charter)


       Nevada                1-11151              76-0364866
  (State or other          (Commission          (IRS Employer
  jurisdiction of          File Number)      Identification No.)
   incorporation)



      3040 Post Oak Blvd., Suite 222, Houston, Texas 77056
   (Address of principal executive offices including zip code)



                         (713) 297-7000
      (Registrant's telephone number, including area code)


Item 4.   Changes in Registrant's Certifying Accountant.

The Board of Directors of the Company has appointed KPMG LLP as the Company's independent auditors, effective September 27, 1999. KPMG LLP replaces Ernst & Young LLP, which served as the Company's independent auditors since 1992. Ernst & Young LLP was dismissed effective September 27, 1999.

The reports issued by Ernst & Young LLP on the Company's financial statements for fiscal 1997 and 1998 did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope, or accounting principles.

The decision to change the Company's independent auditors to KPMG
LLP was recommended by the Audit Committee of the Board of Directors of the Company and then ratified by the full Board of Directors.

During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

As required by Item 304(a)(3) of Regulation S-K, the Company has furnished Ernst & Young LLP with the disclosures contained in this Item 4 and received a letter from it dated September 29,
1999 addressed to the Company and copied to the Securities and Exchange Commission indicating that Ernst & Young LLP agrees with the disclosures made by the Company in response to this Item. A copy of Ernst & Young LLP's letter is included as Exhibit 16 hereto.


Item 7.   Exhibit.


Exhibit No.    Description of Exhibit

16.            Letter from Ernst & Young LLP dated September 29, 1999.


                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     U.S. PHYSICAL THERAPY, INC.


Date:  September 30, 1999            By:  /s/ J. MICHAEL MULLIN
                                            J. Michael Mullin
                                         Chief Financial Officer
                                        (duly authorized officer
                                     and principal financial officer)



EXHIBIT 16 to FORM 8-K



September 29, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549



We have read Item 4 of Form 8-K dated September 27, 1999, of U.S. Physical Therapy, Inc. and are in agreement with the statements contained in the second, fourth and fifth paragraphs on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                   /s/ Ernst & Young LLP